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                                                                     EXHIBIT 99A

                FIRST AMENDMENT TO THE PROGRESSIVE CORPORATION
                    EXECUTIVE DEFERRED COMPENSATION TRUST


 THIS AMENDMENT ("Amendment") is entered into as of the 29th day of August, 1995 by and between The Progressive Corporation ("Company") and NBD Bank ("Trustee").

 WHEREAS, The Progressive Corporation Executive Deferred Compensation Trust is currently maintained pursuant to a trust agreement dated December 28, 1994 (the "Trust"); and

 WHEREAS, Company desires to amend the Trust;

 NOW, THEREFORE, the Trust is hereby amended as set forth below:

   1. Effective as of the date set forth above, Section 1(b) of the Trust is hereby amended and restated in its entirety to provide as follows:

                "The Trust hereby established shall be irrevocable."

   2. Except as expressly set forth in this Amendment, the terms and provisions of the Trust, as heretofore in effect, shall remain entirely unchanged and continue in full force and effect.

 IN WITNESS WHEREOF, Company and Trustee have hereunto caused this Amendment to be executed by their duly authorized representatives.


                                        THE PROGRESSIVE CORPORATION

                                            /s/ David M. Schneider
______________________________          By:__________________________________
Witness
                                        Name:________________________________
                                               Secretary
                                        Title:_______________________________


                                        NBD BANK

                                            /s/ Louisa C. Taylor
______________________________          By:__________________________________
Witness
                                        Name:________________________________
                                               Second VP
                                        Title:_______________________________